May 2018 Pricing Supplement No. U2936 Registration Statement No. 333-218604-02 Dated April 27, 2018 Filed pursuant to Rule 424(b)(2)/424(b)(8)

Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Unlike ordinary debt securities, the Callable Contingent Income Securities due October 30, 2020 linked to the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index (each, an “Underlying”), which we refer to as the securities, do not provide for the regular payment of interest or guarantee the return of any principal at maturity. Instead, the securities offer the opportunity for investors to earn a Contingent Coupon but only if the closing level of each Underlying on every trading day during the applicable quarterly Observation Period is greater than or equal to approximately 70% of its respective Initial Level, which we refer to as its Coupon Barrier Level. If the closing level of any Underlying is less than its respective Coupon Barrier Level on any trading day during an Observation Period, you will not receive any Contingent Coupon for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any Contingent Coupons during the entire term of the securities. In addition, beginning on August 1, 2018, we will have the right to redeem the securities at our discretion on any quarterly Early Redemption Date for an Early Redemption Payment equal to the sum of the Principal Amount plus the Contingent Coupon, if any, otherwise due with respect to the related Observation Period. An Early Redemption of the securities will be at our discretion and will not automatically occur based on the performance of any Underlying. At maturity, if the securities have not previously been redeemed and the Final Level of the Worst Performing Underlying is greater than or equal to approximately 70% of its Initial Level, which we refer to as its Knock-In Level, investors will receive the Principal Amount, and, if the closing level of each Underlying on every trading day during the Observation Period ending on the Valuation Date is greater than or equal to its respective Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period. However, if the Final Level of the Worst Performing Underlying is less than its Knock-In Level, investors will be fully exposed to the decline in the level of the Worst Performing Underlying over the term of the securities, and the Redemption Amount will be less than approximately 70% of the Principal Amount of the securities and could be zero. Accordingly, investors may lose up to their entire initial investment in the securities. Because payments on the securities are based on the performance of each Underlying, a decline beyond the respective Coupon Barrier Level and/or respective Knock-In Level, as applicable, of any Underlying will result in few or no Contingent Coupons and/or a significant loss of your investment, as applicable, even if any other Underlying has appreciated or has not declined as much. Investors will not participate in any appreciation of any Underlying. These securities are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing their principal and the risk of receiving no Contingent Coupon when any Underlying on any trading day during the related Observation Period closes below its respective Coupon Barrier Level, and the risk of an Early Redemption of the securities at our discretion.

All payments on the securities, including the repayment of principal, are subject to the credit risk of Credit Suisse.

KEY TERMS
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its London branch
Underlyings:	The Underlyings set forth in the table below. For more information on the Underlyings, see “The Reference Indices—The S&P Dow Jones Indices—The S&P 500® Index”, “The Reference Indices—The FTSE Russell Indices—The Russell 2000® Index” and “The Reference Indices—The STOXX Indices—The EURO STOXX 50® Index” in the accompanying underlying supplement. Each Underlying is identified in the table below, together with its Bloomberg ticker symbol, Initial Level, Knock-In Level and Coupon Barrier Level:
	Underlying	Ticker	Initial Level	Knock-In Level	Coupon Barrier Level
	S&P 500® Index	SPX <Index>	2669.91	1868.94	1868.94
	Russell 2000® Index	RTY <Index>	1556.236	1089.365	1089.365
	EURO STOXX 50® Index	SX5E <Index>	3518.78	2463.15	2463.15
Aggregate Principal Amount:	$2,500,000
Principal Amount:	$1,000 per security
Price to Public:	$1,000 per security (see “Commissions and Price to Public” below)
Trade Date:	April 27, 2018
Settlement Date:	May 2, 2018. Delivery of the securities in book-entry form only will be made through The Depository Trust Company.
Valuation Date:	October 27, 2020, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Maturity Date:	October 30, 2020, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If the Maturity Date is not a business day, the Redemption Amount will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day.
Redemption Amount:	If the securities have not previously been redeemed, on the Maturity Date investors will receive a Redemption Amount determined as follows:
	• If the Final Level of the Worst Performing Underlying is greater than or equal to its Knock-In Level:		the Principal Amount, and, if the closing level of each Underlying on every trading day during the Observation Period ending on the Valuation Date is greater than or equal to its respective Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period.
	• If the Final Level of the Worst Performing Underlying is less than its Knock-In Level:		(i) the Principal Amount multiplied by (ii) the Underlying Return of the Worst Performing Underlying.
Key Terms continued on the following page

Investing in the securities involves a number of risks. See “Selected Risk Considerations” beginning on page 11 of this pricing supplement and “Risk Factors” beginning on page PS-3 of any accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, any product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

Commissions and Price to Public	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per security	$1,000	$10 (1)
		$5(2)	$985
Total	$2,500,000	$37,500	$2,462,500

(1) We or one of our affiliates will pay to Morgan Stanley Smith Barney LLC (“MSSB”) discounts and commissions of $15 per $1,000 principal amount of securities, of which $5 per $1,000 principal amount of securities will be paid as a structuring fee. For more detailed information, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

(2) Reflects a structuring fee payable to MSSB by Credit Suisse Securities (USA) LLC (“CSSU”) or one of its affiliates of $5 for each security.

The agent for this offering, CSSU, is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Credit Suisse currently estimates the value of each $1,000 principal amount of the securities on the Trade Date is $981.50 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Key Terms continued from previous page:
Distributor:	MSSB. See “Supplemental Plan of Distribution.”
Calculation Agent:	Credit Suisse International
Contingent Coupons:

• Subject to Early Redemption, if, on every trading day during an Observation Period, the closing level of each Underlying is greater than or equal to its respective Coupon Barrier Level, we will pay a Contingent Coupon at an annual rate of 10.00% (corresponding to $25 per quarter per security) on the related Contingent Coupon Payment Date.

• If, on any trading day during an Observation Period, the closing level of any Underlying is less than its respective Coupon Barrier Level, no Contingent Coupon will be paid with respect to that Observation Period.

Early Redemption:	Beginning on August 1, 2018, we will have the right to redeem the securities, at our discretion, in whole but not in part, on any quarterly Early Redemption Date prior to the Maturity Date for the Early Redemption Payment. If we decide to redeem the securities, we will give you notice at least three business days before the Early Redemption Date specified in the notice. No further payments will be made on the securities once they have been redeemed.
Early Redemption Payment:	The Early Redemption Payment will be an amount equal to (i) the Principal Amount plus (ii) the Contingent Coupon, if any, otherwise due with respect to the related Observation Period.
Early Redemption Dates:	Each Contingent Coupon Payment Date beginning on August 1, 2018 and prior to the Maturity Date, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Coupon Barrier Level:	For each Underlying, approximately 70% of the Initial Level of such Underlying, as set forth in the table above.
Knock-In Level:	For each Underlying, approximately 70% of the Initial Level of such Underlying, as set forth in the table above.
Initial Level:	For each Underlying, the closing level of such Underlying on the Trade Date, as set forth in the table above.
Final Level:	For each Underlying, the closing level of such Underlying on the Valuation Date
Observation Periods:	Each Observation Period will be from but excluding an Observation Date to and including the next following Observation Date, provided that the first Observation Period will be from but excluding the Trade Date to and including the first Observation Date.
Observation Dates:	July 27, 2018, October 29, 2018, January 28, 2019, April 29, 2019, July 29, 2019, October 28, 2019, January 27, 2020, April 27, 2020, July 27, 2020 and the Valuation Date, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” We also refer to the Observation Date immediately prior to the Maturity Date as the Valuation Date.
Contingent Coupon Payment Dates:	August 1, 2018, November 1, 2018, January 31, 2019, May 2, 2019, August 1, 2019, October 31, 2019, January 30, 2020, April 30, 2020, July 30, 2020 and the Maturity Date, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If any Contingent Coupon Payment Date is not a business day, the Contingent Coupon will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day. The amount of any Contingent Coupon will not be adjusted in respect of any postponement of a Contingent Coupon Payment Date and no interest or other payment will be payable on the securities because of any such postponement of a Contingent Coupon Payment Date. No Contingent Coupons will be payable following an Early Redemption. Contingent coupons, if any, will be payable on the applicable Contingent Coupon Payment Date to the holder of record at the close of business on the business day immediately preceding the applicable Contingent Coupon Payment Date, provided that the Contingent Coupon payable on the Early Redemption Date or Maturity Date, as applicable, will be payable to the person to whom the Early Redemption Payment is payable.
Underlying Return:	With respect to each Underlying, the Final Level of such Underlying divided by its Initial Level
Worst Performing Underlying:	The Underlying with the lowest Underlying Return
CUSIP / ISIN:	22550WS40 / US22550WS400
Listing:	The securities will not be listed on any securities exchange.

Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

You should read this pricing supplement together with the underlying supplement dated April 19, 2018, the product supplement dated June 30, 2017, the prospectus supplement dated June 30, 2017 and the prospectus dated June 30, 2017, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying Supplement dated April 19, 2018:

https://www.sec.gov/Archives/edgar/data/1053092/000095010318004962/dp89590_424b2-underlying.htm

•	Product Supplement No. I–B dated June 30, 2017: http://www.sec.gov/Archives/edgar/data/1053092/000095010317006316/dp77781_424b2-ib.htm

•	Prospectus Supplement and Prospectus dated June 30, 2017: http://www.sec.gov/Archives/edgar/data/1053092/000104746917004364/a2232566z424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, any product supplement, the prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Directive 2003/71/EC; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

May 2018	Page 3

Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Investment Summary

Callable Contingent Income Securities

Principal at Risk Securities

The Callable Contingent Income Securities due October 30, 2020 linked to the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index, which we refer to as the securities, provide an opportunity for investors to earn a Contingent Coupon at an annual rate of 10.00% (corresponding to $25 per quarter per security) but only if the closing level of each Underlying on every trading day during the applicable quarterly Observation Period is greater than or equal to approximately 70% of its respective Initial Level, which we refer to as its Coupon Barrier Level. It is possible that the closing levels of one or more Underlyings could remain below their respective Coupon Barrier Levels for extended periods of time or even throughout the entire term of the securities so that you may receive few or no Contingent Coupons during the entire term of the securities. In addition, beginning on August 1, 2018, we will have the right to redeem the securities at our discretion on any quarterly Early Redemption Date prior to the Maturity Date for an Early Redemption Payment equal to the sum of the Principal Amount plus the Contingent Coupon, if any, otherwise due with respect to the related Observation Period.

If the securities have not been previously redeemed and the Final Level of the Worst Performing Underlying is greater than or equal to approximately 70% of its Initial Level, which we refer to as its Knock-In Level, the Redemption Amount will be the Principal Amount and, if the closing level of each Underlying on every trading day during the Observation Period ending on the Valuation Date is also greater than or equal to its Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period. However, if the Final Level of the Worst Performing Underlying is less than its Knock-In Level, investors will be fully exposed to the decline in the Worst Performing Underlying over the term of the securities and will receive an amount of cash that is significantly less than the Principal Amount, in proportion to the decline in the Worst Performing Underlying from its Initial Level to its Final Level. In this scenario, the value of any such payment will be less than approximately 70% of the Principal Amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any Contingent Coupons. In addition, investors will not participate in any appreciation of any Underlying.

Maturity:	Approximately two years and six months, unless redeemed earlier at our discretion
Redemption Amount:

If the securities have not previously been redeemed, investors will receive on the Maturity Date a Redemption Amount determined as follows:

If the Final Level of the Worst Performing Underlying is greater than or equal to its Knock-In Level, investors will receive the Principal Amount and, if the closing level of each Underlying on every trading day during the Observation Period ending on the Valuation Date is also greater than or equal to its Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period.

If the Final Level of the Worst Performing Underlying is less than its Knock-In Level, investors will receive a Redemption Amount that is less than approximately 70% of the Principal Amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Contingent Coupons:

A Contingent Coupon at an annual rate of 10.00% (corresponding to $25 per quarter per security) will be paid on the securities on each Contingent Coupon Payment Date but only if the closing level of each Underlying on every trading day during the applicable quarterly Observation Period is at or above its respective Coupon Barrier Level.

If, on any trading day during an Observation Period, the closing level of any Underlying is less than its respective Coupon Barrier Level, we will pay no coupon for the applicable quarterly period.

Early Redemption:	Beginning on August 1, 2018, we will have the right to redeem the securities on any quarterly Early Redemption Date prior to the Maturity Date for an Early Redemption Payment equal to the Principal Amount plus the Contingent Coupon, if any, otherwise due with respect to the related Observation Period. Any Early Redemption of the securities will be at our discretion and will not automatically occur based on the performance of any Underlying. It is more likely that we will redeem the securities

May 2018	Page 4

Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the closing level of each Underlying is at or above its respective Coupon Barrier Level, which could result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities at a time when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more Contingent Coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to exercise our redemption right when the closing level of any Underlying is below its respective Coupon Barrier Level and/or when the Final Level of the Worst Performing Underlying is expected to be below its Knock-In Level, such that you will receive no Contingent Coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not exercise our redemption right, it is more likely that you will receive few or no Contingent Coupons and suffer a significant loss at maturity.

May 2018	Page 5

Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Key Investment Rationale

The securities do not guarantee any repayment of principal at maturity and offer investors an opportunity to earn a Contingent Coupon of 10.00% per annum of the Principal Amount but only if the closing level of each Underlying, on every trading day during the applicable quarterly Observation Period, is greater than or equal to approximately 70% of its Initial Level, which we refer to as its Coupon Barrier Level. The securities have been designed for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of (i) losing their principal, (ii) receiving no Contingent Coupon when any Underlying closes below its respective Coupon Barrier Level on any trading day during the related Observation Period and (iii) an Early Redemption of the securities at our discretion. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the Redemption Amount (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed by us at our discretion, the Contingent Coupon may be payable in none of, or some but not all of, the quarterly periods during the two-year six-month term of the securities and the Redemption Amount may be less than approximately 70% of the Principal Amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity.	This scenario assumes that we redeem the securities at our discretion prior to the Maturity Date on one of the quarterly Early Redemption Dates, starting on August 1, 2018, approximately three months after the Settlement Date, for the Early Redemption Payment equal to the Principal Amount plus the Contingent Coupon, if any, otherwise due with respect to the relevant Observation Period. Prior to the Early Redemption, each Underlying may close at or above its respective Coupon Barrier Level on every trading day during some or all of the quarterly Observation Periods. In this scenario, investors receive the Contingent Coupon with respect to each Observation Period during which each Underlying closes at or above its respective Coupon Barrier Level on every trading day during such Observation Period, but not for the quarterly periods for which any Underlying closes below its respective Coupon Barrier Level on any trading day during such Observation Period. No further payments will be made on the securities once they have been redeemed.
Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity.	This scenario assumes that we do not exercise our redemption right on any of the quarterly Early Redemption Dates, and, as a result, investors hold the securities to maturity. During the term of the securities, each Underlying may close at or above its respective Coupon Barrier Level on every trading day during some but not all of the quarterly Observation Periods. Consequently, investors receive the Contingent Coupon with respect to each Observation Period during which each Underlying closes at or above its respective Coupon Barrier Level on every trading day during such Observation Period, but not for the quarterly periods for which any Underlying closes below its respective Coupon Barrier Level on any trading day during such Observation Period. On the Valuation Date, the Worst Performing Underlying closes at or above its Knock-In Level. Therefore, at maturity, investors will receive the Principal Amount and, if the closing level of each Underlying on every trading day during the Observation Period ending on the Valuation Date is greater than or equal to its respective Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period.
Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity.	This scenario assumes that we do not exercise our redemption right on any of the quarterly Early Redemption Dates and, as a result, investors hold the securities to maturity. During the term of the securities, one or more Underlyings close below their respective Coupon Barrier Levels on at least one day during all or nearly all of the quarterly Observation Periods. In this scenario, investors do not receive any Contingent Coupons, or receive Contingent Coupons for only a limited number of Contingent Coupon Payment Dates. On the Valuation Date, the Worst Performing Underlying closes below its Knock-In Level. Therefore, investors receive an amount equal to the Principal Amount multiplied by the Underlying Return of the Worst Performing Underlying at maturity. Under these circumstances, the Redemption Amount will be less than approximately 70% of the Principal Amount and could be zero. No coupon will be paid at maturity in this scenario.

May 2018	Page 6

Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

S&P 500® Index Summary

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float-adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943.

Information as of market close on April 27, 2018:

Bloomberg Ticker Symbol:	SPX
Current Closing Level:	2,669.91
52 Weeks Ago (on 4/28/2017):	2,384.20
52 Week High (on 1/26/2018):	2,872.87
52 Week Low (on 5/17/2017):	2,357.03

For additional information about the S&P 500® Index, see “S&P 500® Index” in the accompanying underlying supplement. Furthermore, for additional historical information, see “S&P 500® Index Historical Performance” below.

Russell 2000® Index Summary

The Russell 2000® Index, which is calculated, maintained and published by Russell Investments (“Russell”), is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index (the “Russell 3000”), the Russell 2000® Index consists of approximately 2,000 of the smallest companies (based on a combination of their market capitalization and current index membership) included in the Russell 3000.

Information as of market close on April 27, 2018:

Bloomberg Ticker Symbol:	RTY
Current Closing Level:	1,556.236
52 Weeks Ago (on 4/28/2017):	1,400.430
52 Week High (on 1/23/2018):	1,610.706
52 Week Low (on 5/17/2017):	1,355.889

For additional information about the Russell 2000® Index, see “Russell 2000® Index” in the accompanying underlying supplement. Furthermore, for additional historical information, see “Russell 2000® Index Historical Performance” below.

EURO STOXX 50® Index Summary

The EURO STOXX 50® Index, which is calculated, maintained and published by STOXX Limited, a company owned by Deutsche Börse AG and SIX Group AG, provides a blue-chip representation of supersector leaders in the Eurozone. The EURO STOXX 50® Index represents supersector leaders in the Eurozone in terms of free-float market capitalization and covers 50 stocks from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Publication of the EURO STOXX 50® Index was introduced on February 26, 1998, with a base value of 1,000 as of December 31, 1991.

Information as of market close on April 27, 2018:

Bloomberg Ticker Symbol:	SX5E
Current Closing Level:	3,518.78
52 Weeks Ago (on 4/28/2017):	3,559.59
52 Week High (on 11/1/2017):	3,697.40
52 Week Low (on 3/26/2018):	3.278.72

May 2018	Page 7

Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

For additional information about the EURO STOXX 50® Index, see “EURO STOXX 50® Index” in the accompanying underlying supplement. Furthermore, for additional historical information, see “EURO STOXX 50® Index Historical Performance” below.

May 2018	Page 8

Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether you receive a Contingent Coupon will be determined during each quarterly Observation Period and the Redemption Amount will be determined by reference to the closing level of the Worst Performing Underlying on the Valuation Date. Any Early Redemption of the securities will be at our discretion. The actual Initial Level, Coupon Barrier Level and Knock-In Level for each Underlying are set forth in “Key Terms” herein. All payments on the securities are subject to the credit risk of Credit Suisse. The numbers in the hypothetical examples may be rounded for ease of analysis. The below examples are based on the following terms:

Hypothetical Initial Level of the Underlyings:	With respect to each Underlying, 2,500
Hypothetical Coupon Barrier Level of the Underlyings:	With respect to each Underlying, 1,750, which is 70% of the hypothetical Initial Level
Hypothetical Knock-In Level of the Underlyings:	With respect to each Underlying, 1,750, which is 70% of the hypothetical Initial Level
Contingent Coupons:

10.00% per annum (corresponding to $25 per quarter per security)

A Contingent Coupon is paid on each Contingent Coupon Payment Date but only if the closing level of each Underlying is at or above its respective Coupon Barrier Level on every trading day during the related Observation Period.

Early Redemption:	The securities may be redeemed at our discretion on any quarterly Early Redemption Date prior to the Maturity Date for an Early Redemption Payment equal to the Principal Amount plus the Contingent Coupon, if any, otherwise due with respect to the related Observation Period.
Redemption Amount (if the securities have not been redeemed early at our option):

If the Final Level of the Worst Performing Underlying is greater than or equal to its Knock-In Level: the Principal Amount and, if the closing level of each Underlying on every trading day during the Observation Period ending on the Valuation Date is greater than or equal to its respective Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period.

If the Final Level of the Worst Performing Underlying is less than its Knock-In Level: (i) the Principal Amount multiplied by (ii) the Underlying Return of the Worst Performing Underlying.

Principal Amount:	$1,000

In Example 1, we redeem the securities at our option on one of the Early Redemption Dates, and no further payments are made on the securities after they have been redeemed. In Examples 2, 3, and 4, the securities are not redeemed prior to, and remain outstanding until, maturity.

Example 1 — We redeem the securities on August 1, 2018, which is the first quarterly Early Redemption Date. The closing level of each Underlying is greater than or equal to its respective Coupon Barrier Level on every trading day during the Observation Period immediately preceding the Early Redemption. Therefore, you would receive the Early Redemption Payment calculated as $1,000 + $25 = $1,025.

The total payment over the three month term of the securities is $1,025.

Example 2 — The securities are not redeemed prior to maturity. The closing level of each Underlying is at or above its respective Coupon Barrier Level on every trading day during all ten quarterly Observation Periods including the Observation Period ending on the Valuation Date, and the Final Level of the Worst Performing Underlying is above its Initial Level. Therefore, you would receive (i) the Contingent Coupons with respect to the nine Observation Periods prior to (and excluding) the Observation Period ending on the Valuation Date, totaling $25 × 9 = $225 and (ii) the Redemption Amount calculated as $1,000 + $25 = $1,025.

The total payment over the two-year six-month term of the securities is $225 + $1,025 = $1,250.

This example illustrates the scenario where you receive a Contingent Coupon on every Contingent Coupon Payment Date throughout the term of the securities and receive your principal back at maturity, resulting in a 10.00% per annum interest rate over the two-year six-month term of the securities. Despite the fact that the Final Level of the Worst Performing Underlying is greater than its Initial Level, you will not participate in any appreciation of any Underlying. This is therefore the maximum amount payable over the two-year six-month term of the securities (including all potential Contingent Coupons). To the extent that

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Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

coupons are not paid on every Contingent Coupon Payment Date, the effective interest rate on the securities will be less than 10.00% per annum and could be zero. In addition, we will be more likely to redeem the securities prior to maturity when the closing level of each Underlying is at or above its respective Coupon Barrier Level. If the securities are redeemed prior to maturity, you will receive no more Contingent Coupons, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

Example 3 — The securities are not redeemed prior to maturity. The closing level of each Underlying is at or above its respective Coupon Barrier Level on every trading day during six out of the nine quarterly Observation Periods prior to the Observation Period ending on the Valuation Date. The Final Level of the Worst Performing Underlying is 1,900, which is above its Knock-In Level, and the closing level of each Underlying is at or above its respective Coupon Barrier Level on every trading day during the Observation Period ending on the Valuation Date. In this scenario, you receive a Redemption Amount equal to the Principal Amount and the Contingent Coupon with respect to the Observation Period ending on the Valuation Date. Therefore, you would receive (i) the Contingent Coupons with respect to six Observation Periods preceding the final Observation Period, totaling $25 × 6 = $150, but not for the other Observation Periods preceding the final Observation Period, and (ii) the Redemption Amount of $1,000 + $25 = $1,025.

The total payment over the two-year six-month term of the securities is $150 + $1,025 = $1,175.

Example 4 — The securities are not redeemed prior to maturity. The closing levels of one or more Underlyings are below their respective Coupon Barrier Levels on at least one trading day during each of the quarterly Observation Periods, and the Final Level of the Worst Performing Underlying is 1,000, which is below its Knock-In Level. Therefore, you would receive no Contingent Coupons, and the Redemption Amount would be calculated as $1,000 × 1,000 / 2,500 = $400.

The total payment over the two-year six-month term of the securities is $0 + $400 = $400.

If we do not redeem the securities prior to maturity and the Final Level of the Worst Performing Underlying is less than its Knock-In Level, you will lose a significant portion or all of your investment in the securities.

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Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Selected Risk Considerations

This section describes the most significant risks relating to the securities. For a complete list of risk factors, please see the accompanying underlying supplement, product supplement, prospectus and prospectus supplement. Investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of the securities in light of their particular circumstances.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been redeemed prior to maturity and the Final Level of the Worst Performing Underlying is less than its Knock-In Level, you will be fully exposed to the decline in the Worst Performing Underlying over the term of the securities, and you will receive for each security that you hold at maturity an amount of cash that is significantly less than the Principal Amount, in proportion to the decline in the Worst Performing Underlying from its Initial Level to its Final Level. Under this scenario, the value of any such payment will be less than approximately 70% of the Principal Amount and could be zero. You may lose up to your entire initial investment in the securities. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	Regardless of the amount of any payment you receive on the securities, your actual yield may be different in real value terms. Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

▪	The securities do not provide regular fixed interest payments. Unlike conventional debt securities, the securities do not provide for regular fixed interest payments. You will receive a Contingent Coupon with respect to an Observation Period only if the closing level of each Underlying on every trading day during such Observation Period is greater than or equal to its respective Coupon Barrier Level. If the closing level of any Underlying is less than its respective Coupon Barrier Level on at least one trading day during each Observation Period, you will not receive any Contingent Coupons. Thus, the securities are not a suitable investment for investors who require regular fixed income payments, since the number of Contingent Coupons is variable and may be zero.

In addition, if rates generally increase over the term of the securities, it is more likely that the Contingent Coupon, if any, could be less than the yield one might receive based on market rates at that time. This would have the further effect of decreasing the value of your securities both nominally in terms of below-market coupons and in real value terms. Furthermore, it is possible that you will not receive some or all of the Contingent Coupons over the term of the securities, and still lose your principal amount. Even if you do receive some or all of your principal amount at maturity, you will not be compensated for the time value of money. These securities are not short-term investments, so you should carefully consider these risks before investing.

▪	More favorable terms to you are generally associated with an Underlying with greater expected volatility and therefore can indicate a greater risk of loss. “Volatility” refers to the frequency and magnitude of changes in the level of an Underlying. The greater the expected volatility with respect to an Underlying on the Trade Date, the higher the expectation as of the Trade Date that the level of such Underlying could be less than (i) its Coupon Barrier Level on any trading day during an Observation Period or (ii) its Knock-In Level on the Valuation Date, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in a higher Contingent Coupon than the yield payable on our conventional debt securities with a similar maturity, or in more favorable terms (such as lower Coupon Barrier Levels or Knock-In Levels) than for similar securities linked to the performance of an underlying with a lower expected volatility as of the Trade Date. You should therefore understand that a relatively higher Contingent Coupon may indicate an increased risk of loss. Further, relatively lower Coupon Barrier Levels or Knock-In Levels may not necessarily indicate that you will receive a contingent coupon on any Contingent Coupon Payment Date or that the securities have a greater likelihood of a return of principal at maturity. The volatility of any Underlying can change significantly over the term of the securities. The levels of the Underlyings for your securities could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Underlyings and the potential to lose a significant amount of your principal at maturity.

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Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

▪	The securities are subject to our redemption right. The term of the securities, and thus your opportunity to earn a potentially above-market coupon if each Underlying is greater than or equal to its respective Coupon Barrier Level during the quarterly Observation Periods, may be limited by our right to redeem the securities at our option on any quarterly Early Redemption Date prior to the Maturity Date, beginning August 1, 2018. The term of your investment in the securities may be limited to as short as three months. It is more likely that we will redeem the securities when it would be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the closing level of any Underlying is at or above its respective Coupon Barrier Level, which could result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more Contingent Coupons and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to exercise our redemption right when the closing level of any Underlying is below its respective Coupon Barrier Level and/or when the Final Level of the Worst Performing Underlying is expected to be below its Knock-In Level, such that you will receive no Contingent Coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not exercise our redemption right, it is more likely that you will receive few or no Contingent Coupons and suffer a significant loss at maturity.

▪	Investors will not participate in any appreciation in the level of any of the Underlyings. Investors will not participate in any appreciation in the level of any of the Underlyings from their respective Initial Levels, and the return on the securities will be limited to the Contingent Coupons, if any, that are paid with respect to each Observation Period until the securities are redeemed at our option or reach maturity. It is possible that the closing levels of one or more Underlyings could be below their respective Coupon Barrier Levels on at least one trading day during most or all of the Observation Periods so that you will receive few or no Contingent Coupons. If you do not earn sufficient Contingent Coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	At maturity or upon Early Redemption, the securities will not pay more than the Principal Amount plus the final Contingent Coupon, if any. At maturity or upon Early Redemption, the securities will not pay more than the principal amount plus the final Contingent Coupon, if any, regardless of the performance of any Underlying. Even if the Final Level of the each Underlying is greater than its respective Initial Level, you will not participate in the appreciation of any Underlying. The maximum amount payable with respect to the securities (excluding any contingent coupons) is $1,000 for each $1,000 principal amount of the securities.

▪	You will be subject to risks relating to the relationship between the Underlyings. Your return on the securities is not linked to a basket consisting of the Underlyings. Rather, the securities are linked to the individual performance of each Underlying. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to all of the Underlyings. As such, the securities will perform poorly if only one of the Underlyings performs poorly. For example, if one Underlying appreciates from its Initial Level to its Final Level, but the Final Level of the Worst Performing Underlying is less than its Knock-In Level, you will be exposed to the depreciation of the Worst Performing Underlying and you will not benefit from the performance of any other Underlying. Each additional Underlying to which the securities are linked increases the risk that the securities will perform poorly and you are exposed to the price risk of each Underlying. By investing in the securities, you assume the risk that (i) the Final Level of at least one of the Underlyings will be less than its Knock-In Level and (ii) the closing level of at least one of the Underlyings is less than its respective Coupon Barrier Level on at least one trading day during one or more Observation Periods, regardless of the performance of any other Underlying. These risks are greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one Underlying. Accordingly, with three Underlyings, it is more likely that you will not receive any Contingent Coupons and that you will suffer a significant loss on your investment.

It is impossible to predict the relationship between the Underlyings. If the performances of the Underlyings exhibit no relationship to each other, it is more likely that one of the Underlyings will cause the securities to perform poorly. However, if the performances of the equity securities included in each Underlying are related such that the performances of the Underlyings are correlated, then there is less likelihood that only one Underlying will cause the securities to perform poorly.

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Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Furthermore, to the extent that each Underlying represents a different market segment or market sector, the risk of one Underlying performing poorly is greater. As a result, you are not only taking market risk on each Underlying, you are also taking a risk relating to the relationship among the Underlyings.

▪	The securities are linked to the Russell 2000® Index and are subject to the risks associated with small capitalization companies. The Russell 2000® Index is composed of equity securities issued by companies with relatively small market capitalization. These equity securities often have greater stock price volatility, lower trading volume and less liquidity than the equity securities of large-capitalization companies, and are more vulnerable to adverse business and economic developments than those of large-capitalization companies. In addition, small-capitalization companies are typically less established and less stable financially than large-capitalization companies. These companies may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. Therefore, the Russell 2000® Index may be more volatile than it would be if it were composed of equity securities issued by large-capitalization companies.

▪	The closing level of the EURO STOXX 50® Index will not be adjusted for changes in exchange rates relative to the U.S. Dollar even though the equity securities included in the EURO STOXX 50® Index are traded in a foreign currency and the securities are denominated in U.S. Dollars. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. Dollar and the currencies in which the equity securities included in the EURO STOXX 50® Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. Dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

▪	Foreign securities markets risk. Some or all of the assets included in the EURO STOXX 50® Index are issued by foreign companies and trade in foreign securities markets. Investments in the securities therefore involve risks associated with the securities markets in those countries, including risks of volatility in those markets, government intervention in those markets and cross shareholdings in companies in certain countries. Also, foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The equity securities included in the EURO STOXX 50® Index may be more volatile than domestic equity securities and may be subject to different political, market, economic, exchange rate, regulatory and other risks, including changes in foreign governments, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of foreign countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. These factors may adversely affect the values of the equity securities included in the EURO STOXX 50® Index, and therefore the performance of the EURO STOXX 50® Index and the value of the securities.

▪	Investors will not participate in any appreciation in the level of any of the Underlyings. Investors will not participate in any appreciation in the level of each Underlying from its Initial Level, and the return on the securities will be limited to the Contingent Coupons that may be paid with respect to each Observation Period until the securities are redeemed or reach maturity. It is possible that the closing levels of one or more Underlyings could be below their respective Coupon Barrier Levels on at least one trading day during most or all of the Observation Periods so that you will receive few or no Contingent Coupons. If you do not earn sufficient Contingent Coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	The securities are subject to the credit risk of Credit Suisse. Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

▪	Hedging and trading activity. We, any dealer or any of our or their respective affiliates may carry out hedging activities related to the securities, including in instruments related to the Underlyings. We, any dealer or our or their respective affiliates may also trade instruments related to the Underlyings from time to time. Any of these hedging or trading activities on or prior to the Trade Date and during the term of the securities could adversely affect our payment to you at maturity.

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All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

▪	The estimated value of the securities on the Trade Date is less than the Price to Public. The initial estimated value of your securities on the Trade Date (as determined by reference to our pricing models and our internal funding rate) is less than the original Price to Public. The Price to Public of the securities includes the agent’s discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the Trade Date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using mid-market pricing. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

▪	Effect of interest rate in structuring the securities. The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the Trade Date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “—Secondary Market Prices” below.

▪	Secondary market prices. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the securities on the Trade Date. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the Trade Date, the secondary market price of your securities will be lower than the Price to Public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

▪	Credit Suisse is subject to Swiss regulation. As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss

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All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

▪	Lack of liquidity. The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. For instance, as calculation agent, Credit Suisse International will determine the Initial Level, the Coupon Barrier Level, and the Knock-In Level for each Underlying, whether you receive a Contingent Coupon on each Contingent Coupon Payment Date, whether you receive any previously unpaid Contingent Coupons and the Redemption Amount, if any. Moreover, certain determinations made by Credit Suisse International, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor underlying or calculation of the closing level in the event of a market disruption event or discontinuance of an Underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. In addition, hedging activities by us or our affiliates on or prior to the Trade Date could potentially increase the Initial Levels of the Underlyings, and therefore, could increase the Coupon Barrier Levels, which are the respective levels at or above which each Underlying must close in order for you to receive a Contingent Coupon, and the Knock-In Levels, which are the respective levels at or above which each Underlying must close so that you are not exposed to the negative performance of the Worst Performing Underlying on the Valuation Date. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

▪	Unpredictable economic and market factors will affect the value of the securities. The payout on the securities can be replicated using a combination of the components described in “The estimated value of the securities on the Trade Date may be less than the Price to Public.” Therefore, in addition to the levels of any Underlying, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o       the expected and actual volatility of the Underlyings;

o       the time to maturity of the securities;

o        the dividend rate on the equity securities included in the Underlyings;

o       interest and yield rates in the market generally;

o       investors’ expectations with respect to the rate of inflation;

o       geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the components included in the Underlyings or markets generally and which may affect the level of the Underlyings; and

o       our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

▪	No ownership rights relating to the Underlyings. Your return on the securities will not reflect the return you would realize if you actually owned the equity securities that comprise the Underlyings. The return on your investment is not the same as the total return you would receive based on the purchase of the equity securities that comprise the Underlying. For example, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the equity securities that comprise the Underlyings.

▪	Adjustments to the Underlyings could adversely affect the value of the securities. The publisher of each Underlying may add, delete or substitute the component stocks of such Underlying or make other methodological changes that could change the value of such Underlying. Any of these actions could adversely affect the value of the securities. The publisher of each Underlying may also discontinue or suspend calculation or publication of such Underlying at any time. In these circumstances, Credit Suisse International, as the calculation agent, will have the sole discretion to substitute a successor underlying that is comparable to the discontinued Underlying. Credit Suisse International could have an economic interest that is different than that of investors in the securities insofar as, for example, Credit Suisse International is permitted to consider Underlyings that are calculated and published by Credit Suisse International or any of its affiliates. If Credit Suisse International determines that there is no appropriate successor underlying, the determination of whether a Contingent Coupon will be payable on the securities on the applicable Contingent Coupon Payment Date, and/or the amount payable at maturity, if any, will be based on the value of such Underlying, based on the closing prices of the stocks constituting such Underlying at the time of such discontinuance, without rebalancing or substitution, computed by Credit Suisse International as calculation agent in accordance with the formula for calculating such Underlying last in effect prior to such discontinuance, as compared to the respective Initial Level, Coupon Barrier Level or Knock-In Level, as applicable (depending also on the performance of the other Underlyings).

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on any calculation date, as defined in any accompanying product supplement) could adversely affect the value of the Underlyings and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in any accompanying product supplement.

May 2018	Page 16

Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

S&P 500® Index Historical Performance

The following graph sets forth the daily closing levels of the S&P 500® Index for the period from January 2, 2013 through April 27, 2018. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the S&P 500® Index for each quarter from January 2, 2013 through April 27, 2018. The closing level on April 27, 2018 was 2,669.91. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the S&P 500® Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the S&P 500® Index on any trading day.

S&P 500® Index Daily Closing Levels January 2, 2013 to April 27, 2018

* The solid red line in the graph indicates the Coupon Barrier Level and the Knock-In Level.

May 2018	Page 17

Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter (through April 27, 2018)	2,708.64	2,581.88	2,669.91

May 2018	Page 18

Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Russell 2000® Index Historical Performance

The following graph sets forth the daily closing levels of the Russell 2000® Index for the period from January 2, 2013 through April 27, 2018. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Russell 2000® Index for each quarter from January 2, 2013 through April 27, 2018. The closing level on April 27, 2018 was 1,556.236. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the Russell 2000® Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the Russell 2000® Index on any trading day.

Russell 2000® Index Daily Closing Levels January 2, 2013 to April 27, 2018

* The solid red line in the graph indicates the Coupon Barrier Level and the Knock-In Level.

May 2018	Page 19

Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1,078.409	989.535	1,073.786
Fourth Quarter	1,163.637	1,043.459	1,163.637
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.925	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter (through April 27, 2018)	1,583.562	1,492.531	1,556.236

May 2018	Page 20

Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

EURO STOXX 50® Index Historical Performance

The following graph sets forth the daily closing levels of the EURO STOXX 50® Index for the period from January 2, 2013 through April 27, 2018. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the EURO STOXX 50® Index for each quarter from January 2, 2013 through April 27, 2018. The closing level on April 27, 2018 was 3,518.78. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the EURO STOXX 50® Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the EURO STOXX 50® Index on any trading day.

EURO STOXX 50® Index Daily Closing Levels January 2, 2013 to April 27, 2018

* The solid red line in the graph indicates the Coupon Barrier Level and the Knock-In Level.

May 2018	Page 21

Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

EURO STOXX 50® Index	High	Low	Period End
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter	3,506.45	3,069.05	3,267.52
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter	3,594.85	3,388.22	3,594.85
Fourth Quarter	3,697.40	3,503.96	3,503.96
2018
First Quarter	3,672.29	3,278.72	3,361.50
Second Quarter (through April 27, 2018)	3,518.78	3,340.35	3,518.78

May 2018	Page 22

Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “Material United States Federal Income Tax Considerations.”

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, it is reasonable under current law to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. However, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible that could materially affect the timing and character of income or loss you recognize on the securities.

Assuming this treatment of the securities is respected and subject to the discussion in “Material United States Federal Income Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	Any coupons paid on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the securities might be determined to be contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, might be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. The U.S. federal income tax treatment of the coupons is unclear. Except as provided below and in the accompanying product supplement under “Material United States Federal Income Tax Considerations—Securities Held Through Foreign Entities” and “Material United States Federal Income Tax Considerations—Non-U.S. Holders Generally—Substitute Dividend and Dividend Equivalent Payments,” we currently do not intend to treat coupons paid to a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities as subject to U.S. federal withholding tax, provided that the Non-U.S. Holder complies with applicable certification requirements. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold at a rate of up to 30% on such payments.

Moreover, as discussed under “Material United States Federal Income Tax Considerations—Non-U.S. Holders Generally—Substitute Dividend and Dividend Equivalent Payments” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued in 2018 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as

May 2018	Page 23

Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to a U.S. equity to which the securities relate. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should read the section entitled “Material United States Federal Income Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

May 2018	Page 24

Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Supplemental Plan of Distribution

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU will offer the securities at the offering price set forth on the cover page of this pricing supplement and will receive underwriting discounts and commissions of $15 per $1,000 principal amount of securities. MSSB and its financial advisors will collectively receive from CSSU discounts and commissions of $15 for each security they sell, of which $5 per $1,000 principal amount of securities reflects a structuring fee. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker dealers in connection with the costs of implementing systems to support these securities.

We expect to deliver the securities against payment for the securities on the Settlement Date indicated herein, which may be a date that is greater than two business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than two business days after the Trade Date, purchasers who wish to transact in the securities more than two business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The agent for this offering, CSSU, is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

For further information, please refer to “Underwriting (Conflicts of Interest)” in any accompanying product supplement.

May 2018	Page 25

Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as United States counsel to Credit Suisse, when the securities offered by this pricing supplement have been executed and issued by Credit Suisse and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Credit Suisse, enforceable against Credit Suisse in accordance with their terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, (ii) possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights and (iii) concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities. Insofar as this opinion involves matters governed by Swiss law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Homburger AG, dated February 14, 2018 and filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on February 14, 2018. The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG. In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the securities, the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities, and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated February 14, 2018, which was filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on February 14, 2018. Davis Polk & Wardwell LLP expresses no opinion as to waivers of objections to venue, the subject matter or personal jurisdiction of a United States federal court or the effectiveness of service of process other than in accordance with applicable law. In addition, such counsel notes that the enforceability in the United States of Section 10.08(c) of the indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

May 2018	Page 26

Callable Contingent Income Securities due October 30, 2020
All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features

Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Contact

MSSB clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 780-2731.

May 2018	Page 27